AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                   TREASURES AND EXHIBITS INTERNATIONAL, INC.


         The undersigned officers and directors of TREASURES AND EXHIBITS INTERNATIONAL, INC. (the "Corporation"), hereby certify that on January 19, 2001, following a special meeting of the Company's Shareholders and Directors, a Resolution for amendment of the Articles of Incorporation was adopted and approved by a majority of the Shareholders, the number of votes cast was sufficient for approval (18,967,901 of 34,990,756). The amendment if as follows:

         ARTICLE I, of the corporation is hereby deleted and shall no longer be in force and effect and in its place instead the following is inserted:

                          ARTICLE - NAME OF CORPORATION

         The name of the corporation shall be "AFFINITY INTERNATIONAL MARKETING, INC."

         IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors and the President and Secretary of this Corporation have executed this Amendment to the Articles of Incorporation of TREASURES AND EXHIBITS INTERNATIONAL, INC. this 16th day of February, 2001.


                        TREASURES AND EXHIBITS INTERNATIONAL, INC.

                        By:__________________________________________
                        Kenneth De Fillipo, Chairman of the Board of Directors


                        By:__________________________________________
                        Kenneth De Fillipo, President


                        By:__________________________________________
                        Steven Stark, Secretary

                                 ACKNOWLEDGMENT


STATE OF _______________    )
                            )
COUNTY OF FLORIDA           )

         On this ____ day of February 2001, before me the undersigned officer duly authorized to take acknowledgments personally appeared Kenneth DeFillipo, Chairman of the Board of Directors and President of TREASURES AND EXHIBITS INTERNATIONAL, INC. who; [ ] is personally known to me, or [ ] did produce ________________________ as indemnification and Steven Stark, Secretary of TREASURES AND EXHIBITS INTERNATIONAL, INC who; [ ] is personally known to me, or [ ] did produce ________________________ as indemnification and that they, as such director and officer, respectively, being duly authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officer and director of the Corporation and they did not take an oath.

         SWORN TO AND SUBSCRIBED before me on this 16th day of February, 2001.


                                                 -------------------------------
                                                 Notary Public

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[SEAL]                                           Printed Name

My Commission Expires: